                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                              MEREDITH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 10, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of common stock and class B common stock of Meredith Corporation (hereinafter called the “Company”) will be held at the Company’s principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 10, 2003, at 10:00 A.M., local time, for the following purposes:

(1)	To elect four Class II directors for terms expiring in 2006.
(2)	To adopt amendments to the Restated Articles of Incorporation relating to limitation of liability of directors for monetary damages and indemnification of directors as permitted under the recently amended Iowa Business Corporation Act.
(3)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        By resolution of the Board of Directors, only holders of record of the Company’s common stock and class B common stock at the close of business on September 11, 2003, are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof.

By Order of the Board of Directors,

JOHN S. ZIESER
Vice President – Corporate and Employee Services,
General Counsel and Secretary

Des Moines, Iowa
October 8, 2003

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD(S) IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

PROXY STATEMENT
Annual Meeting of Shareholders
November 10, 2003

INTRODUCTION

        This Proxy Statement, along with the Company’s Annual Report to Shareholders, is being sent to shareholders on or about October 8, 2003, in connection with the solicitation of proxies by the Board of Directors of Meredith Corporation (the “Company”). The proxies are to be used in voting at the Annual Meeting of holders of common stock and class B common stock of the Company to be held at the Company’s principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 10, 2003, at 10:00 A.M., local time, and at any adjournment or adjournments thereof.

        YOU ARE REQUESTED TO SIGN AND COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN IT (THEM) IN THE ENCLOSED ENVELOPE.

        Proxies in such form, if duly signed and received in time for voting, will be voted in accordance with the directions of the shareholders. If no instructions are specified in a proxy, the proxy will be voted by the proxy holders FOR the election as directors of the nominees hereinafter named; FOR the adoption of the amendments to the Restated Articles of Incorporation with respect to director liability and indemnification (as described in this Proxy Statement); and in their discretion upon such matters not presently known or determined that may properly come before the meeting.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        The giving of a proxy does not preclude the right to vote in person or by means of a subsequent proxy, should the person giving the proxy so desire. Any proxy may be revoked by giving notice to the Company in writing prior to the meeting or in open meeting, but such revocation shall not affect any vote previously taken.

        The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by use of the mail, through brokers and banking institutions, and by directors, officers or regular employees of the Company. In addition to solicitation by use of the mail, certain directors, officers or regular employees of the Company may solicit proxies by telephone, telegraph, internet, telecopy or personal contact.

SHARES ENTITLED TO VOTE

        Each holder of record of common stock at the close of business on September 11, 2003, is entitled to one vote per share so held on all matters to come before the meeting. At the close of business on September 11, 2003, there were outstanding and entitled to vote at the Annual Meeting, 40,255,307 shares of common stock of the Company. Each holder of record of class B common stock at the close of business on September 11, 2003, is entitled to ten votes per share so held on all matters to come before the meeting. At the close of business on September 11, 2003, there were outstanding and entitled to vote at the Annual Meeting, 9,915,894 shares of class B common stock of the Company, for a total of 139,414,247 votes.

        The affirmative vote of a majority of the total number of votes entitled to be cast represented by shares present in person or by proxy, a quorum being present, is required to elect directors, to approve the amendments to the Restated Articles of Incorporation, and to approve any other matters that may properly come before the meeting. Abstentions with respect to a particular proposal and broker non-votes will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval. Therefore, an abstention will have the same practical effect as a vote “against” such proposal, while a broker non-vote will have no effect on any proposal.

        The presence, in person or by proxy, of the holders of a majority of shares entitled to vote at the Annual Meeting constitutes a quorum. Shares will be considered part of the quorum if the shareholder has returned a signed and dated proxy card or is present at the Annual Meeting. Abstentions or broker non-votes are counted as “shares present” at the meeting for purposes of determining if a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote as to a proposal because he or she does not have voting authority and has not received voting instructions from the shareholder.

        If an individual has signed a proxy card but failed to indicate a vote “for,” “against,” or “withhold authority,” such proxy will be voted FOR the election as directors of the nominees therein named; FOR the adoption of amendments to the Restated Articles of Incorporation; and in their discretion upon such matters not presently known or determined that may properly come before the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        Under regulations of the Securities and Exchange Commission (the “SEC”), persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. The total number of the Company’s shares as listed in the table (excluding stock options that are presently exercisable), after elimination of such duplication is 9,724,884 shares of common stock (approximately 24% of the outstanding common stock) and 8,638,920 shares of class B common stock (approximately 87% of the outstanding class B common stock).

        Set forth below is information as of July 31, 2003, concerning security ownership by each person who is known to management to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and security ownership by management.

	Common Stock Owned			Class B Common Stock Owned (1)

Name	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class (2)	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class

(a) Beneficial owners of more than 5%

Katherine C. Meredith, (3) (4) (5) C/O Marilyn Dillivan 1716 Locust Street Des Moines, IA 50309-3023	1,684,686	92,412	14%	4,471,144	92,412	46%

E. T. Meredith IV, (4) (5) C/O Marilyn Dillivan 1716 Locust Street Des Moines, IA 50309-3023	35,992	92,412	6%	1,546,545	692,412	22%

D. Mell Meredith Frazier,
Director (4) (5) (6) 1716 Locust Street Des Moines, IA 50309-3023	41,015	92,412	5%	1,467,866	692,412	22%

AIM Funds Management, Inc. (7) 5140 Yonge Street, Suite 900 Toronto, Ontario, CN M2N 6X7	0	4,046,800	10%	0	0	0

	Common Stock Owned			Class B Common Stock Owned (1)

Name	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class (2)	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class

Franklin Mutual Advisers, LLC (8) 51 John F. Kennedy Parkway Short Hills, NJ 07078	2,611,759	0	7%	0	0	0

Anna K. Meredith Endowment Trust (9) 665 Locust Street Des Moines, IA 50304	0	0	1%	0	600,000	6%

Frederick B. Henry, Director (4) (10) 100 West Hallam Street Aspen, CO 81611	410,843	341,208	3%	0	457,661	5%

(b) Directors, not listed above, including Nominees, and named executive officers

Herbert M. Baum, Director (10) (11)	54,361	0	*	0	0	0

Mary Sue Coleman, Director (10) (11)	26,698	0	*	0	0	0

Joel W. Johnson, Director (10) (11)	50,573	0	*	0	0	0

Jerome M. Kaplan, Executive Vice President – Publishing Group (6) (12) (13)	169,571	0	*	492	0	*

William T. Kerr, Director, Chairman and Chief Executive Officer (5) (6) (12) (13)	1,452,234	35,000	4%	0	0	0

Stephen M. Lacy, President – Publishing Group (5) (6) (12) (13)	194,343	2,600	*	0	0	0

Robert E. Lee, Director (10) (11)	52,139	0	*	2,800	0	*

David J. Londoner, Director (5) (11)	30,078	5,000	*	0	0	0

Philip A. Marineau, Director (11)	25,399	0	*	0	0	0

Kevin P. O’Brien, President – Broadcasting Group (6) (12)	80,863	0	*	0	0	0

Charles D. Peebler, Jr., Director (10)	2,015	0	*	0	0	0

Suku V. Radia, Vice President – Chief Financial Officer (6) (12) (13) (14)	76,254	0	*	0	0	0

Nicholas L. Reding, Director (10) (11)	60,656	0	*	0	0	0

(c) All directors and executive officers as a group (4) (5) (6) (10) (11) (12) (13) (14) (15) (17 persons)	2,829,299	478,019	12%	1,471,158	1,150,073	27%

*	Less than one percent.
(1)	Class B common stock is not transferable except to members of the family of the holder and certain other related entities. Class B common stock, however, is convertible, share for share, at any time into fully transferable common stock without the payment of any consideration.
(2)	Shares listed in the table under “Common Stock Owned” do not include shares of common stock deemed to be owned by the shareholder as a result of the shareholder’s ownership of class B common stock which is convertible, share for share, into common stock. However, the calculation of “% of Class” includes such shares deemed to be owned. If such shares were not included in the calculations, the common stock ownership percentages would be: Ms. Katherine C. Meredith, 4%; Mr. Frederick B. Henry, 1%; Mr. E. T. Meredith IV, less than 1%; Ms. D. Mell Meredith Frazier, less than 1%; the Anna K. Meredith Endowment Trust, 0%; the other individuals’ ownership percentages would be unchanged; and the ownership percentage in (c) All directors and executive officers as a group would be 8%.
(3)	Includes 1,653,486 shares of common stock held in the Meredith Investments, Limited Partnership (“MILP”). MILP has entered into a prepaid variable equity forward contract relating to an aggregate of 1,000,000 shares of common stock, with a maturity date of July 7, 2008, at which time MILP will be required to deliver up to 1,000,000 shares under the contract terms. MILP has pledged 1,000,000 shares of common stock to secure its obligations under this contract. Also includes 30,000 vested options for common stock and 1,200 shares of common stock held in the Estate of Edwin T. Meredith III.
(4)	Includes shares owned by various trusts. The inclusion of these shares is not to be taken as an admission by the named shareholder of beneficial ownership of these shares for any other purpose.

(5)	Includes shares beneficially owned by spouses and relatives living in the same home with the named individuals and/or shares owned by family partnerships.
(6)	Includes shares held by Principal Life Insurance Company, as trustee under the Meredith Savings and Investment Plan for the benefit of certain officers, which shares are voted by the trustee only at the direction of the individual plan participants.
(7)	Information as of December 31, 2002, based on Schedule 13G filed with the SEC.
(8)	Information as of December 31, 2001, based on Schedule 13D filed with the SEC.
(9)	This is a charitable trust with five trustees: Bankers Trust Company, D. Mell Meredith Frazier, E. T. Meredith IV, Quentin G. Heisler, Jr. and John D. Bloodgood. The five trustees act by majority vote.
(10)	Includes stock equivalents held by the non-employee directors under the Meredith Corporation Stock Plan for Non-Employee Directors as follows (rounded to the nearest whole number): 10,439 shares for Mr. Robert E. Lee; 8,243 shares for Mr. Joel W. Johnson; 7,463 shares for Mr. Herbert M. Baum; 4,723 shares for Mr. Nicholas L. Reding; 1,491 shares for Mr. Frederick B. Henry; 815 shares for Mr. Charles D. Peebler, Jr.; and 408 shares for Dr. Mary Sue Coleman; for an aggregate total of 33,582 shares.
(11)	Includes shares which are subject to presently exercisable stock options by non-employee directors under the Meredith Corporation Stock Plan for Non-Employee Directors as follows: 42,000 shares for Mr. Nicholas L. Reding; 38,000 shares each for Messrs. Herbert M. Baum, Joel W. Johnson and Robert E. Lee; 24,000 shares for Dr. Mary Sue Coleman; 18,000 shares for Mr. Philip A. Marineau; and 2,000 shares for Mr. David J. Londoner.
(12)	Includes shares which are subject to presently exercisable stock options by executive officers under the Company’s 1992 and 1996 Stock Incentive Plans as follows: 1,220,000 shares for Mr. William T. Kerr; 171,401 shares for Mr. Stephen M. Lacy; 140,934 shares for Mr. Jerome M. Kaplan; 59,334 shares for Mr. Suku V. Radia; and 56,668 shares for Mr. Kevin P. O’Brien.
(13)	Includes stock equivalents and restricted stock units held by the executive officers under the Company’s 1996 Stock Incentive Plan as follows (rounded to the nearest whole number): 45,007 shares for Mr. William T. Kerr; 12,092 shares for Mr. Stephen M. Lacy; 4,498 shares for Mr. Jerome M. Kaplan; and 8,485 shares for Mr. Suku V. Radia; for an aggregate total of 70,082 shares.
(14)	Includes shares held by Salomon Smith Barney, as trustee under the Meredith Corporation Employee Stock Purchase Plan of 2002 for the benefit of certain officers, which shares are voted by the trustee only at the direction of the individual plan participants.
(15)	Includes 1,931,671 shares which are subject to presently exercisable stock options by the directors and executive officers as a group.

ELECTION OF DIRECTORS

        The Company’s Restated Articles of Incorporation provide that the Board of Directors shall consist of not fewer than three nor more than 15 persons, as may be provided by the Bylaws, to be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board presently has 11 directors. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

        Listed below are the four persons who have been nominated as Class II directors to serve three-year terms to expire in 2006. All four of the Class II nominees are currently serving as directors and were previously elected by the shareholders. Should any of these nominees become unable to serve prior to the upcoming Annual Meeting, an event that is not anticipated by the Company, the proxies, except those from shareholders who have given instructions to withhold voting for the following nominees, will be voted for such other person or persons as the Nominating/Governance Committee may nominate. Certain information concerning each of the four nominees for Class II directors and each of the continuing directors is set forth below.

Nominees for Election as Class II Directors —
Terms to Expire in 2006

Nominee	Age	Year First Elected as a Director	Principal Occupation, Business Experience and Other Information

Herbert M. Baum	66	1994	Chairman, President and Chief Executive Officer, The Dial Corporation (manufacturer and marketer of consumer products), 2000 to present; President and Chief Operating Officer, HASBRO, Inc. (toy manufacturer), 1999 to 2000; Chairman and Chief Executive Officer, Quaker State Corporation, 1993 to 1998. Mr. Baum is a director of Action Performance Companies, Inc.; America West Holdings Corporation; The Dial Corporation; and PepsiAmericas, Inc.

Frederick B. Henry	57	1969	President, The Bohen Foundation (private charitable foundation), 1985 to present.
William T. Kerr	62	1994	Chairman and Chief Executive Officer, Meredith Corporation, January 1998 to present; President and Chief Executive Officer, Meredith Corporation, January 1997 to December 1997. Mr. Kerr is a director of Maytag Corporation; Principal Financial Group; and Storage Technology Corporation.

Nicholas L. Reding	68	1992	Chairman, The Keystone Center, (nonprofit organization which facilitates dispute resolution based on science leading to public policy), 2001 to present; Chairman, Nidus Center for Scientific Enterprise (plant science and biotechnology business incubator), 1999 to present; Vice Chairman, Monsanto Company, 1992 to 1998. Mr. Reding is a director of CPI Corp. and International Multifoods Corp.

Directors Continuing in Office as Class III Directors —
Terms to Expire in 2004

Director	Age	Year First Elected as a Director	Principal Occupation, Business Experience and Other Information

Mary Sue Coleman	60	1997	President, University of Michigan, August 2002 to present; President, The University of Iowa, 1995 to July 2002. Dr. Coleman is a director of Johnson & Johnson.
D. Mell Meredith Frazier	47	2000	Chairman of the Board of Directors, Meredith Corporation Foundation, September 2003 to present; President, Meredith Corporation Foundation, March 2003 to September 2003; Vice President, Meredith Corporation Foundation, September 1999 to February 2003; Director of Corporate Planning, Meredith Corporation, October 1999 to September 2003; Financial Analyst, Meredith Corporation, July 1995 to October 1999.
Joel W. Johnson	60	1994	Chairman, President and Chief Executive Officer, Hormel Foods Corporation (producer and marketer of meat and food products), 1995 to present. Mr. Johnson is a director of Hormel Foods Corporation; Ecolab Inc.; and U. S. Bancorp.

Directors Continuing in Office as Class I Directors —
Terms to Expire in 2005

Director	Age	Year First Elected as a Director	Principal Occupation, Business Experience and Other Information

Robert E. Lee	68	1982	President, Glacier Properties, Inc. (private investment firm), 1986 to present; Executive Director, Emeritus, The Denver Foundation (community foundation), 1996 to present; Executive Director, The Denver Foundation, 1989 to 1996; Chairman and CEO, First National Bank of Denver, 1980 to 1989. Mr. Lee is a director of Financial Investors Trust; ING North America Insurance Holdings, Inc.; and Storage Technology Corporation.
David J. Londoner	66	2001	General Partner, The North River Company (family investment partnership), 1995 to present; Managing Director, Manager of Media/Entertainment Research Sector, ABN AMRO, Inc. (investment banking firm), 2000 to 2001; Managing Director, Director of Media/ Entertainment Research Group, Schroder & Co., Inc. (successor to Wertheim & Co. Inc.) (investment banking firm), 1972 to 2000. Mr. Londoner is a director of EMI Group plc.
Philip A. Marineau	57	1998	President and Chief Executive Officer, Levi Strauss & Co. (worldwide brand apparel company), September 1999 to present; President and Chief Operating Officer, Pepsi-Cola North America (worldwide beverage division of Pepsico), December 1997 to September 1999. Mr. Marineau is a director of Levi Strauss & Co.
Charles D. Peebler, Jr.	67	2002	Consultant, Plum Consulting, LLC (a consulting company focused on media companies) 2002 to present; Managing Director, Plum Capital, LLC (media venture capital firm), 1999 to 2002; Chairman Emeritus, True North Communications, Inc., 1999 to 2001; President, True North Communications, Inc. and CEO, True North Diversified Companies Group, 1997 to 1999. Mr. Peebler is a director of AvalonBay Communities, Inc.; EOS International Inc.; and Valmont Industries, Inc.

CORPORATE GOVERNANCE

        Our Company was founded upon service to our customers and we are committed to building value for our shareholders.  Our products and services continue to distinguish themselves on the basis of quality, customer service and value that can be trusted.  Consistent with these principles, Meredith Corporation strives to uphold the highest standards of ethical conduct, to be a leader in corporate governance, to report results with accuracy and transparency, and to maintain full compliance with the laws, rules and regulations that govern Meredith’s businesses.  In the last year, we have taken several steps to ensure that the Company is a leader in corporate governance.

         Corporate Governance Guidelines. The core principles behind recent legislative and regulatory corporate governance reform efforts are that a majority of directors should be independent and that the Board should be accountable to all shareholders. In the last year and in accordance with these principles the Board of Directors adopted Corporate Governance Guidelines, a streamlined Board Committee structure, new or revised charters for our Board Committees, an updated Code of Business Conduct and Ethics and a new Code of Ethics for Chief Executive Officer and Senior Financial Officers.

        Our Board of Directors currently consists of 11 members (a decrease from 12 upon the February 2003 death of Mr. E. T. Meredith III). In accordance with our Board’s Corporate Governance

Guidelines, which are included in Appendix I to this Proxy Statement, a majority of the directors meet the criteria for independence required by the June 6, 2002, proposed New York Stock Exchange (“NYSE”) listing rules (including amendments submitted to the SEC on April 4, 2003). Director nominees are selected by the Nominating/Governance Committee in accordance with the policies and principles of its charter and the Corporate Governance Guidelines. The Guidelines also provide that non-management directors meet in executive session at least quarterly. Mr. Robert E. Lee, as Chairman of the Nominating/Governance Committee, presides at these executive sessions. Shareholders who wish to communicate any message to Mr. Lee in this capacity may do so by phone at 1-888-567-8100, by e-mail at code.ethicsmeredith.com or by mail addressed to Mr. Robert E. Lee, C/O Office of the General Counsel, 1716 Locust Street, Des Moines, Iowa 50309-3023.

        The Guidelines require the Board to have a Nominating/Governance Committee, an Audit Committee and a Compensation Committee. All members of these committees meet the criteria for independence required by the proposed NYSE listing rules. In addition, the members of the Audit Committee meet the criteria for independence required by the Sarbanes-Oxley Act of 2002. Each committee has its own charter setting forth the qualifications for membership on the committee and the purposes, goals and responsibilities of the committee. Each of these committees has the power to hire independent legal, financial or other advisors as it deems necessary, without consulting or obtaining the approval of any officer of the Company in advance. The charters of the above-mentioned committees, along with the charter of the Finance Committee, are attached to this Proxy Statement as Appendices II-V.

        The Board has also adopted an updated Code of Business Conduct and Ethics, which outlines the principles, policies and laws that govern the activities of Meredith Corporation and which serves as a tool for professional conduct in the workplace. The Code of Business Conduct and Ethics applies to directors as well as employees.

        The Guidelines and Committee Charters — along with our Code of Business Conduct and Ethics and our Code of Ethics for Chief Executive Officer and Senior Financial Officers — and any changes to those documents can be found on the Corporate Governance section of the Company’s website at www.meredith.com.

BOARD COMMITTEES, MEETINGS AND COMPENSATION

Committees of the Board

         Nominating/Governance Committee. The members of this committee during fiscal 2003 were Messrs. Lee (Chairman), Baum, Henry, Marineau and Dr. Coleman. Ms. Frazier became a member of the Committee on September 24, 2003, as described below. Each of the directors of the Nominating/Governance Committee is required to meet the “independence” requirements under the proposed listing standards of the NYSE. The committee purpose is to: (1) assist the Board by identifying individuals qualified to become Board members, and recommend to the Board the director nominees for the next annual meeting of shareholders; (2) recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) lead the Board in its annual review of the Board’s performance; and (4) recommend to the Board director nominees for each committee.

        On September 24, 2003, Ms. Frazier became a member of the Nominating/Governance Committee and the Compensation Committee pursuant to a resolution of the Meredith Board of Directors. In connection with such membership, the Board of Directors affirmatively determined that Ms. Frazier qualifies as “independent” under the proposed listing standards of the NYSE. In doing so, the Board determined that Ms. Frazier has no material relationship with the Company (neither directly nor as a partner, shareholder or officer of an organization that has a relationship with the Company). Prior to becoming a member of these committees, Ms. Frazier resigned her employment with the Company and no longer receives any salary or other benefits of any kind other than director fees in accordance with Company policy. Ms. Frazier serves as Chairman of the Meredith Corporation Foundation, a nonprofit corporation organized for charitable purposes under Section 501(c)(3) of the Internal Revenue Code.

        The committee will consider shareholder recommendations for directors sent to the Nominating/Governance Committee, C/O Mr. John S. Zieser, Vice President – Corporate and Employee Services, General Counsel and Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa

50309-3023. The Nominating/Governance Committee Charter, which was adopted on August 14, 2002, is attached hereto as Appendix V.

        The Nominating/Governance Committee, on a regular basis, reviews, evaluates and makes recommen dations for changes (if appropriate) to the Board and committee structure and governance procedures. As part of its ongoing review of the current governance structure of the Board, the Nominating/Governance Committee discussed whether certain committees should be combined to increase the efficiency of the Board. It was the Nominating/Governance Committee’s consensus that, because the time commitment required of directors is likely to continue to increase, it will become increasingly important for the Board to make its committee structure as streamlined as possible to help its members allocate the appropriate balance of time between formal Board matters and the strategic and operational aspects of the Company’s businesses. Pursuant to the recommendation of the Nominating/Governance Committee, during the past year, the Board merged its Pension Committee into the Finance Committee and dissolved its Executive Committee.

         Audit Committee. The members of this committee are Messrs. Marineau (Chairman), Johnson, Londoner and Peebler and Dr. Coleman. The committee is composed entirely of non-employee directors, each of whom meets the “independence” requirements of the current NYSE listing standards, as well as the proposed NYSE listing standards and the Sarbanes-Oxley Act of 2002. Pursuant to the Company’s Audit Committee Charter, each member of the committee, in addition to meeting the “independence” requirement, must be “financially literate” as contemplated under the NYSE rules. Furthermore, the Board of Directors has determined that Messrs. Marineau, Johnson, Londoner and Peebler each meet the requirements to be named “audit committee financial experts” as the term has been defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee charter, which was adopted on February 2, 2003, is attached hereto as Appendix II.

        The committee assists the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance. It is directly responsible for the appointment, compensation and oversight of the Company’s independent auditor and has the “sole authority to appoint or replace the independent auditor.” In addition, the committee maintains, through regularly scheduled meetings, open lines of communication between the Board of Directors and the Company’s financial management, internal auditors and independent auditor.

         Compensation Committee. The members of this committee during fiscal 2003 were Messrs. Baum (Chairman), Henry, Lee and Reding. Ms. Frazier became a member of the committee on September 24, 2003. Each of the members of the Compensation Committee is required to meet the “independence” requirements under the proposed listing standards of the NYSE. The committee reviews and approves corporate officers’ salaries, approves, prior to adoption, any officer, director or management incentive, bonus or stock plans or agreements and administers such plans as required. The Compensation Committee Charter, which was adopted on February 2, 2003, is attached hereto as Appendix III.

         Finance Committee. The members of this committee are Messrs. Reding (Chairman), Johnson, Londoner and Peebler and Ms. Frazier. Mr. Baum was reassigned to other committees in November 2002 and Mr. Lee was reassigned in February 2003. The committee advises the Board with respect to corporate financial policies and procedures, dividend policy, specific corporate financing plans and annual operating and capital budgets. It also provides financial advice and counsel to management, appoints depositories of corporate funds and specifies conditions of deposit and withdrawal, approves corporate investment portfolios and capital expenditure requests by management within the limits established by the Board.

        In addition, the committee reviews pension plans and amendments to ascertain that they are being administered in accordance with their terms and are providing authorized benefits. The committee also reviews levels and types of benefits and recommends changes. The committee oversees and reviews investment objectives for pension funds, reviews the performance of the funds and such committees as are or may be established to administer the pension plans. The Finance Committee Charter, which was adopted on February 2, 2003, is attached hereto as Appendix IV.

Meetings of the Board

        During fiscal 2003 the Board had four regularly scheduled meetings, as did the Audit, Compensation and Finance Committees. The Nominating/Governance and Pension Committees each met three times and the Executive Committee met twice. In addition to regularly scheduled meetings, the Board had two special meetings; the Audit Committee had five special meetings; and the Finance Committee and the Compensation Committee each had one special meeting. All directors attended at least 75% of meetings of the full Board and the respective committees on which they served during fiscal 2003, except for Mr. Henry who attended 71% of the meetings and Mr. Peebler who attended 67% of the meetings.

Compensation of the Board

        Employee directors receive no compensation for Board service. Non-employee directors received a $35,000 annual retainer with an additional $3,000 annual retainer for committee chairpersons for their service during fiscal 2003. Under the Meredith Corporation Stock Plan for Non-Employee Directors, non-employee directors have the opportunity to receive either all or 50% of the annual retainer (including the chairperson retainer) in either restricted stock or stock equivalents having a value equal to 105% of the amount of the annual retainer converted. Each new non-employee director receives 1,200 shares of restricted stock upon election to the Board. The restricted stock vests on the fifth anniversary of the date of the grant. During fiscal 2003, eight of ten non-employee directors elected to receive all or 50% of their retainer in restricted stock or stock equivalents.

        As a further encouragement of directors’ ownership of the Company’s stock, each non-employee director receives an option to purchase 6,000 shares of Company common stock on the day following the Annual Meeting of Shareholders at an exercise price equal to the average of the high and low market prices on the date of the grant. The options become exercisable one-third per year over a three-year period beginning on the first anniversary of the grant date. The options expire on the tenth anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under the terms of a consultancy agreement between the Company and E.T. Meredith III, Mr. Meredith provided consulting services to the Company, including services with respect to the Company’s aviation department, as requested from time to time by the Chief Executive Officer or Board of Directors. As consideration for such services, the Company provided to Mr. Meredith the continuation of certain perquisites he received while an employee of the Company, as well as health insurance coverage. The consultancy agreement terminated upon the death of Mr. Meredith on February 3, 2003.

        Prior to the death of Mr. Meredith, a time-sharing agreement (regarding a Company-owned Learjet) and a lease agreement (regarding a King Air aircraft owned by Mr. Meredith) governed the use of the Learjet by Mr. Meredith and his family and the use of the King Air by the Company, respectively. Following Mr. Meredith’s death, the Learjet time-sharing agreement was terminated and ownership of the King Air aircraft (and the related lease agreement) was transferred to Mrs. Katherine C. Meredith, his wife. During the fiscal year ended June 30, 2003, the charges assessed to Mr. Meredith and his family for use of the Learjet were approximately $45,000 and the charges assessed to the Company for its use of the King Air were approximately $34,000.

        During the fiscal year ended June 30, 2003, the Company was reimbursed approximately $65,000 with respect to certain accounting and administrative support services provided to the Meredith family by an employee of the Company. Such amount represents an allocation of the cost to the Company of salary, benefits and office space for such employee, based upon the estimated percentage of such employee’s time spent on Meredith family matters.

        Members of the Meredith family are substantial shareholders of the Company. For information with respect to the stock ownership of the Meredith family, see the “Security Ownership of Certain Beneficial Owners and Management” table. Ms. D. Mell Meredith Frazier is a member of the Board of Directors of the Company. See “Directors Continuing in Office as Class III Directors – Terms to Expire in 2004.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires that certain of the Company’s officers and directors and persons who own more than ten percent of the Company’s outstanding stock file reports of ownership and changes in ownership with the SEC and the NYSE. To the Company’s knowledge, based solely upon a review of copies of forms submitted to the Company during and with respect to the most recent fiscal year and on written representations from the Company’s directors and officers, all Section 16(a) filing requirements were complied with during the fiscal year ended June 30, 2003, except for Director Frederick B. Henry who filed late one Form 5 reporting two exempt transactions.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table provides a summary of compensation paid to Mr. Kerr and the other four most highly compensated executive officers of the Company (the “named executive officers”) for services rendered to the Company during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Award(s) (1)(2)	Securities Underlying Awards	All Other Compensation (3)

William T. Kerr Chairman and Chief Executive Officer	2003	$765,000	$1,235,000	$77,788	(5)	$0	150,000	$12,860
	2002	725,000	375,000	56,267		0	120,000	12,276
	2001	690,000	382,062			0	175,000	21,790

Kevin P. O’Brien President – Broadcasting Group(4)	2003	$545,000	$1,425,177			$168,488	40,000	$11,354
	2002	327,115	183,750	$209,870		0	130,000	0

Stephen M. Lacy President – Publishing Group	2003	$500,000	$550,000			$26,276	60,000	$9,125
	2002	475,000	220,000			23,788	50,000	9,437
	2001	415,039	249,715			27,835	70,000	8,238

Jerome M. Kaplan Executive Vice President – Publishing Group	2003	$480,000	$500,000			$43,192	40,000	$8,000
	2002	455,000	160,000	$8,558		84,823	36,000	8,000
	2001	425,289	172,343			2,521	50,000	6,800

Suku V. Radia Vice President – Chief Financial Officer	2003	$393,000	$460,000			$25,815	25,000	$8,360
	2002	375,000	130,000			55,596	22,500	9,798
	2001	360,000	141,750			0	30,000	13,210

(1)	Accumulated Restricted Stock:
	Shares	Aggregate Year-End Value ($)

William T. Kerr	*	*
Kevin P. O’Brien	4,014	$176,616
Stephen M. Lacy	3,830	168,520
Jerome M. Kaplan	4,800	211,200
Suku V. Radia	2,230	98,120
*On February 25, 1999, Mr. Kerr and the Company entered into an agreement whereby all of Mr. Kerr’s restricted stock (43,200 shares) was exchanged for an equal number of stock equivalents.

Dividends are paid on reported restricted stock.

(2)	Generally, restricted stock awards vest five years after date of grant, however, the vesting of certain shares of restricted stock is also conditioned upon the continued holding of a corresponding number of shares of common stock.
(3)	This column discloses: (a) matching contributions made by the Company equal to 80% of the first 5% of the employee’s contributions to the Meredith Savings and Investment Plan, a defined contribution plan available generally to the employees of the Company, as follows: $8,000 for Messrs. Kaplan, Kerr and Lacy; $11,354 for Mr. O’Brien; and $8,360 for Mr. Radia; (b) the premiums paid on term life insurance in fiscal 2003 as follows: $4,860 for Mr. Kerr and $1,125 for Mr. Lacy.
(4)	Mr. O’Brien joined the Company on November 8, 2001.
(5)	Includes $41,930 for payment of professional fees for estate and tax planning.

OPTION GRANTS TABLE

        The following table sets forth certain information with respect to options to purchase shares of the Company’s common stock awarded during fiscal 2003 to the named executive officers. All options granted were nonqualified options. The option exercise price is equal to the fair market value of the Company’s common stock on the date of the grant.

Option Grants in Last Fiscal Year

Individual Grants					Realizable Value at Assumed Annual Appreciation for Option Term (3)

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($)	Expiration Date (2)	5% ($)	10% ($)

William T. Kerr	150,000	18.39	39.05	August 13, 2012	3,683,750	9,335,346
Kevin P. O’Brien	40,000	4.90	39.05	August 13, 2012	982,333	2,489,426
Stephen M. Lacy	60,000	7.36	39.05	August 13, 2012	1,473,500	3,734,139
Jerome M. Kaplan	40,000	4.90	39.05	August 13, 2012	982,333	2,489,426
Suku V. Radia	25,000	3.07	39.05	August 13, 2012	613,958	1,555,891
All Shareholders (4)					1,231,577,498	3,121,059,185

(1)	Total options granted to employees during the fiscal year were 815,650.
(2)	Options are fully exercisable after death or termination of employment due to disability or retirement through the expiration date. All options become exercisable in installments of one-third on the first three anniversaries of the date of grant.
(3)	As required by the rules of the SEC, the dollar amounts under these columns represent the hypothetical gain or “option spread” that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. The prescribed rates are not intended to forecast possible future appreciation.
(4)	All shareholders are shown for comparison purposes only. The realizable value to all shareholders is the aggregate net gain, assuming a starting market price of $39.05 (the fair market value on August 13, 2002), and appreciation at assumed annual rates of 5% and 10% for a ten-year period.

Option Exercises and Year-End Value Table

        The following table sets forth, for each named executive officer, information on the status of all options granted to such officer as of June 30, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

William T. Kerr	327,368	$10,740,458	1,096,667	338,333	$19,656,378	$3,205,057
Kevin P. O’Brien			43,334	126,666	449,807	1,097,593
Stephen M. Lacy			126,734	136,666	1,129,855	1,247,701
Jerome M. Kaplan	104,400	3,166,534	109,700	94,000	1,244,731	864,406
Suku V. Radia			37,500	58,000	540,375	548,625

(1)	Calculated based on the difference between the exercise price and the fair market value on the date of exercise.
(2)	Calculated based on the fair market value of the Company’s common stock on June 30, 2003 ($44.00).

RETIREMENT PROGRAMS AND EMPLOYMENT AGREEMENTS

        The Company maintains separate qualified defined benefit plans for its union and nonunion employees, as well as two nonqualified supplemental pension plans covering certain nonunion employees. Defined benefit plans and the supplemental pension plans are actuarial plans and the amount of the contribution with respect to a specific person cannot readily be separately calculated by the regular actuaries for the plans. The Company makes annual contributions to the qualified plans to the extent permitted by the funding rules of the Internal Revenue Service.

        As of January 1, 2003, the latest date for which information is available, 341 employees participated in the bargaining unit defined benefit plan and 2,405 nonunion employees participated in the nonunion defined benefit plans. Assuming retirement at age 65, estimated annual retirement benefits under the nonunion qualified plan in effect for the 2003 plan year would be as follows:

Pension Table

Final Average Compensation	Years of Service

	10	15	20+

$ 400,000	$92,166	$138,248	$184,331
500,000	117,166	175,748	234,331
600,000	142,166	213,248	284,331
700,000	167,166	250,748	334,331
800,000	192,166	288,248	384,331
900,000	217,166	325,748	434,331
1,000,000	242,166	363,248	484,331
1,100,000	267,166	400,748	534,331
1,200,000	292,166	438,248	584,331
1,300,000	317,166	475,748	634,331
1,400,000	342,166	513,248	684,331

        As of January 1, 2003, the credited years of service for individuals listed in the compensation tables above are as follows: Mr. Jerome M. Kaplan, Executive Vice President – Publishing Group — 21 years; Mr. William T. Kerr, Chairman and Chief Executive Officer — 10 years; Mr. Stephen M. Lacy, President – Publishing Group — 4 years; Mr. Kevin P. O’Brien, President – Broadcasting Group — 0 years; and Mr. Suku V. Radia, Vice President – Chief Financial Officer — 2 years. For calendar year 2002, covered compensation for purposes of the supplemental pension plans including bonuses was $1,120,270 for Mr. Kerr; $707,635 for Mr. Lacy; $632,010 for Mr. Kaplan; $514,135 for Mr. Radia; and $42,058 for Mr. O’Brien. (Mr. O’Brien became a participant in December 2002; plan year compensation is from date of participation.) The compensation includes deferrals under the Deferred Compensation Plan, which are included as compensation under the Replacement and Supplemental plans.

        The Company entered into an agreement effective February 1, 2001, with Mr. Kerr that provides for his employment through June 30, 2006, with automatic renewal for subsequent one-year terms. Mr. Kerr receives an annual base salary and an incentive bonus determined under the terms of the Company’s Management Incentive Plan. The agreement also provides that during the course of his employment, Mr. Kerr shall be eligible to participate in all long-term incentive plans, including, without limitation, stock incentive plans adopted by the Company and in effect, at levels of awards to be granted by the Compensation Committee commensurate with the level of Mr. Kerr’s responsibilities and performance thereof. In addition to participating in the Meredith Employees’ Retirement Income Plan, the Meredith Savings and Investment Plan and the Company’s supplemental retirement plans, the Company has established a Minimum Supplemental Retirement Benefit Program (“MSRBP”) for the benefit of Mr. Kerr. The MSRBP provides for a minimum retirement benefit equal to the benefits Mr. Kerr would have received under the retirement plans of a previous employer offset by benefits accrued under the Company’s pension plans. The MSRBP also provides for a death benefit related to the value of the accrued benefit under the MSRBP.

        Mr. Kerr and the other executive officers of the Company have all entered into severance agreements with the Company. These agreements provide for the payment to the executive of an amount equal to three times the average annual base salary and incentive compensation paid to the executive during the three fiscal years immediately prior to a change of control of the Company as defined in detail in the agreements. All agreements with the executive officers with respect to grants of nonqualified stock options under the 1996 Stock Incentive Plan (the “1996 Plan”) provide for the vesting of options in the event of a change of control in accordance with the terms of the 1996 Plan.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation Committee reviews and approves the compensation of the Company’s officers. The Committee administers various stock and other compensation-related plans provided for the benefit of the Company’s officers, directors and other key managers, with the purpose of encouraging the participants to achieve the Company’s performance goals by aligning the interests of the participants with the interests of the Company’s shareholders. The Compensation Committee is composed entirely of independent outside directors. There are no Compensation Committee interlocks and there is no insider participation on the Committee. The Committee has provided the following report on executive compensation for inclusion in this Proxy Statement:

Compensation Philosophy

        The Company’s executive compensation philosophy has the following objectives:

(1)	To provide compensation opportunities competitive with those available at comparable firms in the specific industries in which the Company conducts its businesses and the national marketplace;
(2)	To provide the opportunity to earn beyond competitive levels if superior operating performance and shareholder returns are achieved;
(3)	To design incentives that balance the need to meet or exceed annual operating plans with the need for long-term business growth and to provide superior shareholder returns;
(4)	To provide clear, controllable and measurable objectives for the executives to meet; and
(5)	To attract, retain and motivate top caliber executives in each market segment in which the Company competes.

        Pay for performance, which is directly linked to both short-term and long-term compensation, is the foundation of the compensation program for the Company’s Chief Executive Officer and other executive officers.

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer and to each of the named executive officers to $1,000,000 annually. The Committee believes that it is in the best interests of the Company to receive maximum tax deductibility for compensation paid to the Chief Executive Officer and the other executive officers under Section 162(m). The Committee has adopted or approved appropriate changes to the Company’s long-term and short-term incentive programs to provide for the deductibility of compensation received under the plans, but reserves the right to provide for compensation to the Chief Executive Officer and other executive officers that may not be deductible, if determined to be in the best interests of the Company and its shareholders.

Chief Executive Officer and Executive Officer Compensation Program Elements

        Periodic media and general industry competitive market reviews of executive compensation are conducted with the assistance of outside compensation consultants. The Company’s compensation program strives to be competitive in relation to the market data available. The Committee strives to establish Chief Executive Officer and other executive officer base salaries within the mid-range of the market survey data. Short-term and long-term incentive targets are set in the same manner. Compensation beyond the mid-range may be awarded from time to time based upon individual performance.

         Base Salary. Salaries for the Chief Executive Officer and executive officer group are based on the marketplace value of each job and on individual contributions and performance. The performance of the Chief Executive Officer and each executive officer is reviewed annually by the Committee. Salary increases are based primarily on the annual merit reviews. The rates of increase are tied to both individual performance and general executive compensation trends.

        Mr. Kerr’s annual base salary, pursuant to his employment contract, was $765,000 for fiscal 2003. Mr. Kerr’s salary is within the mid-range of salaries for comparable positions as reported in the market survey data.

         Short-term Incentive Program. The Company’s Management Incentive Plan provides the Chief Executive Officer and other executive officers with an annual incentive to attain established financial and overall performance targets. For fiscal 2003, at least 75% of the incentive awards to the Chief Executive Officer and all other executive officers serving at the beginning of the fiscal year was based on specific financial targets relating to earnings and cash flow, with the balance relating to predetermined qualitative organizational objectives.

        The goals for each participant are reviewed and revised annually in connection with the approval of the budget for the upcoming fiscal year. For fiscal 2003, the incentive payments for goal achievement for the Chief Executive Officer were set at 60% of base salary for achieving target and up to 150% of base salary for achieving performance above target. The incentive payments for the other executive officers were 50% for achieving target and up to 125% for achieving performance above target. The Committee, at each of its quarterly meetings, reviewed the progress of the Chief Executive Officer and other executive officers toward meeting the quantitative goals established for the fiscal year.

        For fiscal 2003, the Company exceeded the target financial performance goals established by the Committee at the beginning of the year for Mr. Kerr to receive his incentive award. Mr. Kerr received an incentive award of $1,235,000. The award was determined primarily by the fact that the Company significantly exceeded budgeted earnings and cash flow. Other factors considered by the Committee in determining the award were further strengthening of the Company’s core businesses and the Company’s continued record of delivering strong shareholder return.

        For fiscal 2003, the other executive officers named in this Proxy Statement received incentive awards totaling $2,935,177. For such officers (other than operating group presidents), the awards were based on the Company surpassing financial targets for earnings per share and cash flow and in recognition of the achievement of qualitative goals. For the operating group presidents, the awards were based on the relevant groups achieving or surpassing their respective financial targets for earnings and cash flow, the Company surpassing financial targets for earnings and in recognition of the achievement of qualitative goals.

         Long-term Incentive Program. In fiscal 2003, the Committee utilized the grant of nonqualified stock options, under the 1996 Plan, to the executive officers in the implementation of its long-term incentive program.

        The nonqualified stock options awarded by the Committee under the 1996 Plan during fiscal 2003 as part of the long-term incentive program are generally exercisable one-third per year over the three-year period commencing on the first anniversary of the grant date. The options granted will expire on the tenth anniversary of the date of grant. All options granted become exercisable in the event of the grantee’s termination of employment due to death, disability or retirement. Unless the grantee’s employment with the Company is terminated for reasons other than death, disability or retirement, the grantee may exercise all exercisable stock options until the date of expiration. All options granted during fiscal 2003 carry an exercise price at the fair market value on the date of grant.

         The Meredith Executive Stock Ownership Program. A stock ownership program has been designed by the Committee utilizing the 1996 Plan. The purpose of the program is to encourage increased Company stock holdings by executives. Target levels of individual stock holdings are established for the participants in the program at one and one-half to two times each participant’s base pay. Each participant is awarded restricted stock equal to 20% of his or her personal acquisitions of Company stock up to the established target since the last day of the prior year. The incremental stock holdings must be maintained for a specified period of time in order for the restrictions to lapse. The Committee believes this program provides further incentives to the participants to focus on long-term Company performance and shareholder value. Because Mr. Kerr has met his target ownership, he did not receive any shares of restricted stock under this program during fiscal 2003. The other named executive officers received an aggregate total of 6,284 shares of restricted stock under this program during fiscal 2003.

Other Compensation

        The Chief Executive Officer and other executive officers are eligible to participate in the Company benefit plans described elsewhere in this Proxy Statement under the terms of those plans and without consideration of achievement of performance standards.

Peer Group Selection and Comparative Analysis

        The Company does not believe that the published indices accurately reflect the mix of businesses in which the Company competes. Therefore, the Company has, in good faith, selected a Peer Group of ten media and television broadcast companies for the purpose of preparing the shareholder performance graph set forth under “Comparison of Shareholder Return.” Recognizing that there are no other companies that have the exact combination of businesses as the Company, the companies selected for the Peer Group have multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

        Many of the companies selected for the Peer Group are larger and/or engaged in businesses other than the Company’s core businesses. Consequently, for the purposes of compensation comparisons, the Company and the Committee have chosen to use broader media and general industry survey information that includes information on members of the Peer Group. The Committee has attempted to maintain the total compensation for the Chief Executive Officer and other executive officers at a level close to the mid-range of the surveyed groups.

Conclusion

        The Committee believes that the Company’s executive compensation programs effectively tie executive pay to the performance of the Company and to shareholder value.

Herbert M. Baum, Chairman
D. Mell Meredith Frazier
Frederick B. Henry
Robert E. Lee
Nicholas L. Reding

AUDIT COMMITTEE REPORT

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight of the Company’s financial reporting process through periodic meetings with the Company’s independent auditor, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditor.

        We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2003 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

        We have discussed with KPMG LLP, our independent auditor, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditor to provide us with additional information regarding the scope and results of its audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

        We have received from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between KPMG LLP and the Company that in its professional judgment may reasonably be thought to bear upon independence. KPMG LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2003 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the respon sibility of management and the Company’s independent auditor. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (ii) the report of the Company’s independent auditor with respect to such financial statements.

Philip A. Marineau, Chairman
Mary Sue Coleman
Joel W. Johnson
David J. Londoner
Charles D. Peebler, Jr.

INDEPENDENT AUDITOR

        The Audit Committee has reappointed KPMG LLP as independent auditor to audit the financial statements of the Company for the fiscal year ending June 30, 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by KPMG LLP for professional services rendered in connection with (i) the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, and (ii) the review of the Company’s quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2002, December 31, 2002, and March 31, 2003, were approximately $410,000.

All Other Fees

        The aggregate fees for all other services rendered by KPMG LLP for the Company’s most recent fiscal year were approximately $233,000. This consisted of audit-related fees of approximately $53,000 and fees for other non-audit services of approximately $180,000. Audit-related fees consisted of audits of financial statements of certain employee benefit plans and assistance in the interpretation and implementation of new accounting pronouncements. Fees for other non-audit services consisted primarily of tax services for the Company and on behalf of certain officers and directors of the Company.

        The Audit Committee has advised the Company that it has determined that the non-audit services rendered by KPMG LLP during the Company’s most recent fiscal year are compatible with maintaining the independence of such auditor.

        At its May 14, 2003, meeting the Audit Committee adopted policies and procedures for the approval and preapproval of the audit, audit-related, tax and all other services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor’s independence.  Unless a type of service to be provided by the independent auditor has received general preapproval, it will require specific preapproval by the Audit Committee.  Any proposed services exceeding preapproved cost levels will require specific preapproval by the Audit Committee.  The Audit Committee will annually review and preapprove the services that may be provided by the independent auditor without obtaining specific preapproval from the Audit Committee.  The Audit Committee will revise the list of general preapproved services from time to time, based on subsequent determinations.  The Audit Committee does not delegate its responsibilities to preapprove services performed by the independent auditor to management.

COMPARISON OF SHAREHOLDER RETURN

        The following graph compares the performance of the Company’s common stock during the period July 1, 1998, to June 30, 2003, with the S&P 500 Index and with a Peer Group of ten companies engaged in multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

        The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Peer Group selected by the Company for comparison, which is also weighted by market capitalization, is comprised of the following: Belo Corp.; Gannett Co., Inc.; Hearst-Argyle Television, Inc.; The McGraw-Hill Companies, Inc.; Media General, Inc.; The New York Times Company; The Reader’s Digest Association, Inc.; The E.W. Scripps Company; Tribune Company; and The Washington Post Company.

        The graph depicts the results for investing $100 in the Company’s common stock, the S&P 500 Index and the Peer Group at closing prices on June 30, 1998. It assumes that dividends were reinvested.

	1998	1999	2000	2001	2002	2003

Meredith	$100	74	73	78	85	98
S&P 500	$100	123	132	112	92	92
Peer Group	$100	106	98	111	119	127

AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION

        In 1988 the shareholders of the Company adopted the current Article IX of the Company’s Restated Articles of Incorporation, concerning the limitation of a director’s personal liability. Article IX was adopted to implement provisions of the Iowa Business Corporation Act (the “Act”) adopted in 1987, which authorize the limitation of liability of directors for monetary damages. These provisions of the Act were designed, among other reasons, to encourage qualified individuals to serve as directors of Iowa corporations. The current Article IX provides:

        A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve the intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derives an improper personal benefit, or (iv) under Section 496A.44 of the Iowa Business Corporation Act.

        Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        During 2002, the Iowa legislature amended the Act, effective January 1, 2003, including provisions of the Act that authorize the limitation of liability of directors for monetary damages and for the indemnification of directors (the “2002 Amendments”). The 2002 Amendments correspond with the Model Business Corporation Act (the “Model Act”). The 2002 Amendments were designed, among other reasons, to give Iowa corporations, such as the Company, the same ability to attract qualified people to serve on its Board of Directors as corporations of other states that have adopted the Model Act.

        In order to implement the 2002 Amendments in the Company’s Articles, it is necessary to amend the Restated Articles of Incorporation by deleting existing Article IX and replacing it with new Articles IX and X containing provisions authorized by the 2002 Amendments.

Proposed New Articles IX and X

        On August 13, 2003, the Board of Directors adopted, subject to shareholder approval, an amendment to the Restated Articles of Incorporation to replace the current Article IX with new Articles IX and X. The proposed text of the new Articles follows:

IX

        A director of the corporation shall not be personally liable to the corporation or its stockholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the stockholders; (3) a violation of Section 490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law.

        If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

X

        The corporation shall indemnify a director for liability (as such term is defined in Section 490.850(5) of the Iowa Business Corporation Act) for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the stockholders; (3) a violation of Section 490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. Without limiting the foregoing, the corporation shall exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law. If the Iowa Business Corporation Act is hereafter amended to authorize broader indemnification, then the indemnification obligations of the corporation shall be deemed amended automatically and without any further action to require indemnification and advancement of funds to pay for or reimburse expenses of its directors and officers to the fullest extent permitted by law. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any indemnification obligations of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

Reasons for Proposed Amendment

        The purpose of the proposed amendment to the Company’s Restated Articles of Incorporation is to give effect to recent changes to Iowa law relating to protection of directors from monetary liability and indemnification of directors.

Effect of Proposed Amendment

        The basic purpose of the amendment is to take advantage of the provisions of the Act, which authorize limiting the liability of directors for monetary damages to the Company and its shareholders.

Although more favorable to directors, the Company believes that the changes are appropriate so that the Company can attract and retain high quality directors willing to serve on the Board and to conform to Iowa law. The effect of the proposed new Articles IX and X is to clarify the conditions under which the limitations will or will not apply, and to clarify the authority of the Company to indemnify a director with respect to a director’s conduct to the same extent that the director’s liability for that conduct can be limited. The proposed new Article IX clarifies the situations in which directors are shielded from personal liability and the situations in which they are not. For example, the standards in the current Article IX are described by using terms such as “breach of director’s duty of loyalty” and “good faith.” These terms are vague and uncertain and are not defined in the Act.

        The standards described in the proposed new Articles IX and X conform to the 2002 Amendments and are intended to be clearer and more precise. The new Article IX provides that directors will remain liable for receiving financial benefits to which they are not entitled, for intentional infliction of harm on the Company or its shareholders, for unlawful distributions in violation of Section 490.833 of the Act, as amended, and for intentional violation of criminal law. The proposed amendment will not eliminate or limit the liability of directors arising prior to the date it is made effective by approval of the shareholders.

        Under the Company’s Articles, the amendment of the Company’s Restated Articles of Incorporation is subject to approval by a majority of the votes entitled to be cast by the common and class B shareholders present in person or by proxy at the Annual Meeting voting as a single class.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

SHAREHOLDER PROPOSALS

        Any shareholder wishing to include a proposal in the Company’s Proxy Statement and form of proxy for the 2004 Annual Meeting of Shareholders must submit the proposal so that it is received by the Company no later than June 10, 2004. The proposal should be addressed to Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

        Pursuant to the Company’s Bylaws, any shareholder wishing to bring a proposal before the 2004 Annual Meeting of Shareholders (but whose proposal will not be included in the Company’s Proxy Statement) must deliver written notice of such proposal in accordance with the requirements of the Bylaws to the Secretary of the Company at the address specified above not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting. For 2004, such proposal must be received not earlier than the close of business on July 13, 2004, and not later than the close of business on August 12, 2004, and otherwise comply with the requirements of the Bylaws. If the date of the 2004 Annual Meeting is advanced by more than 30 days or postponed by more than 60 days from the first anniversary of the 2003 Annual Meeting, different deadlines will apply.

        Pursuant to the Company’s Bylaws, any shareholder wishing to propose a nominee for the Board of Directors must deliver written notice of such proposed nominee to the Secretary of the Company at the address specified above not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. For 2004, written notice of such proposed nominee must be received not earlier than the close of business on July 13, 2004, and not later than the close of business on August 12, 2004, and otherwise comply with the requirements of the Bylaws. If the date of the 2004 Annual Meeting is advanced by more than 30 days or postponed by more than 60 days from the first anniversary of the 2003 Annual Meeting, different deadlines will apply.

FURTHER BUSINESS

        Except as described in this Proxy Statement, the management knows of no other business intended to be presented at the meeting, but, if any other business properly comes before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment using the discretionary authority granted in the proxies.

JOHN S. ZIESER
Vice President – Corporate and Employee Services,
General Counsel and Secretary

Des Moines, Iowa
October 8, 2003

APPENDIX I

CORPORATE GOVERNANCE GUIDELINES

1.  Director Qualifications

        The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating/Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Nominees for directorship will be selected by the Nominating/Governance Committee in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating/Governance Committee and the Chairman of the Board.

        It is the sense of the Board that a size of 10 to 12 is about right. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate.

        It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating/Governance Committee to review the continued appropriateness of board membership under the circumstances.

        The Board of Directors has chosen to not specifically limit the number of other public company boards on which a director may sit. Instead, the Board believes this determination is best made in light of all relevant considerations relating to a particular director including such director’s professional and personal circumstances, such director’s current career responsibilities and time demands with respect to his/her employer or business, such director’s commitments and time demands as a board member of other public or private companies (including the workload associated with the board committees applicable to such director), and such director’s commitments to other profit and/or non-profit endeavors.

        Directors should advise the Chairman of the Board and the Chairman of the Nominating/Governance Committee in advance of accepting an invitation to serve on another public company board. No director may be nominated to a new term if he or she would be age 70 or older at the time of the election.

        The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole through this “institutional knowledge.” As an alternative to term limits, the Nominating/ Governance Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

2.  Director Responsibilities

        The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s charter, bylaws and any indemnification agreements, and to exculpation as provided by state law and the Company’s charter.

        Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

        The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a new chief executive officer.

        The Chairman will establish the agenda for each Board meeting. At the beginning of the year the Chairman will establish a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each board member is free to suggest the inclusion of items on the agenda. Each board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

        The non-management directors will meet in executive session at least quarterly. The non-management directors have chosen the Chairman of the Nominating/Governance Committee to preside at these meetings, and his name will be disclosed in the annual proxy statement.

        The Board believes that management speaks for the Company. Individual board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. But it is expected that board members would do this with the knowledge of management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

3.  Board Committees

        The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. All of the members of these committees will be independent directors under the criteria established by the New York Stock Exchange. Committee members will be appointed by the Board upon recommendation of the Nominating/Governance Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

        Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

        The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

        The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

        The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

4.  Director Access to Officers and Employees

        Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

        The Board welcomes regular attendance at each Board meeting of senior officers of the Company. If the Chief Executive Officer wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.

5.  Director Compensation

        The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct an annual review of director compensation. The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

6.  Director Orientation and Continuing Education

        All new directors must participate in the Company’s Orientation Program, which should be conducted within two months of the annual meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters and, to the extent practical, certain of the Company’s significant facilities. All other directors are also invited to attend the Orientation Program. In addition to the Orientation Program, the Company will offer both “in-house” director education presentations and will also provide, at Company expense, the opportunity for directors to attend director orientation programs sponsored by leading universities and corporate governance organizations.

7.  CEO Evaluation and Management Succession

        The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

        The Compensation Committee should also make an annual report to the Board on succession planning. The entire Board will work with the Compensation Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommen dations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8.  Annual Performance Evaluation

        The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating/Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

APPENDIX II

MEREDITH CORPORATION
AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating/Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
4.	Review and discuss quarterly reports from the independent auditor on:
(a)	All critical accounting policies and practices to be used.
(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
5.	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done in advance of publication and generally (e.g., consisting of discussing the types of information to be disclosed and the types of presentations to be made).
6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.
11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.
12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.
14.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Review the appointment and replacement of the senior internal auditing executive.
16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.
17.	Discuss with the independent auditor and management the internal audit department respon sibilities, budget and staffing and any recommended changes in the planned scope of the internal audit. Approve the internal audit plan for the upcoming year.

Compliance Oversight Responsibilities

18.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
19.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.
20.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
21.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
22.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX III

MEREDITH CORPORATION
COMPENSATION COMMITTEE CHARTER

Purpose

        The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has overall respon sibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

        The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Committee Membership

        The Compensation Committee shall consist of no fewer than three members. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange.

        The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating/Governance Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

1.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.
2.	The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.
3.	The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive compensation plans and equity-based plans.
4.	The Compensation Committee shall annually review and approve, for the CEO and the senior executives of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.
5.	The Compensation Committee shall be responsible for succession planning and shall make an annual report to the Board on succession planning. The Compensation Committee also has responsibility, when appropriate, for nominating and evaluating potential successors to the CEO; and in carrying out such responsibility, the Compensation Committee will work with the entire Board.
6.	The Compensation Committee may form and delegate authority to subcommittees when appropriate.
7.	The Compensation Committee shall make regular reports to the Board.
8.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.

III-1

APPENDIX IV

MEREDITH CORPORATION
FINANCE COMMITTEE CHARTER

Purpose

        The Finance Committee is appointed by the Board of Directors to discharge the Board of Directors’ responsibilities relating to finance of the Company. The Committee has overall responsibility for approving and evaluating financing methods, policies and plans for the Company. In addition, the Committee has overall responsibility for oversight, review and evaluation of the Company’s tax-qualified pension plans.

Committee Membership

        The Finance Committee shall consist of no fewer than three members. The members of the Committee shall be appointed by the Board of Directors on the recommendation of the Nominating/Governance Committee. Committee members may be replaced by the Board of Directors.

Committee Authority and Responsibilities

        The Finance Committee, to the extent it deems necessary or appropriate shall:

1.	Review corporate financial policies and procedures and make recommendations to the Board of Directors or the Executive Committee in regard thereto.
2.	Provide financial advice and counsel to management.
3.	Formulate dividend policy and make recommendations to the Board of Directors in regard thereto.
4.	Make provisions for the appointment of depositories of funds of the Company and the specification of conditions of deposit and withdrawal of said funds.
5.	Review specific corporate financing plans and advise the Board of Directors or Executive Committee in regard thereto.
6.	Supervise corporate investment portfolios.
7.	Give consideration and approval or disapproval of capital expenditure requests by management within limits established by the Board of Directors.
8.	Review annual capital and operating budgets and advise the Board of Directors or Executive Committee regarding the financial implications thereof.
9.	Monitor the Company’s financial condition and standing in the financial and investment communities.
10.	Review and make recommendations to the Board of Directors concerning acquisitions and dispositions.
11.	Monitor the risk management activities of the Company.
12.	Consider any other matters concerning the Company’s financial structure, condition, financing plans and policies and make recommendations to the Board of Directors on such matters.

        In addition, the Finance Committee, to the extent it deems necessary or appropriate shall:

1.	Review and provide recommendations to the Board of Directors with respect to any new plan, or any pension plan amendment, that is presented to the Committee by the Company.
2.	Review and provide recommendations to the Company as to the overall policy and objectives for any defined benefit pension and/or defined contribution plans maintained by the Company; provided that, the Committee shall not have responsibility for investment selection or monitoring, but instead, Company personnel (or committees composed of such personnel) acting on behalf

IV-1

of the Company under such plans shall have such responsibility and shall update the Committee with respect to such matters on a regular basis.

        While the Finance Committee has the responsibilities and powers set forth in this Charter, its members are not named fiduciaries or plan sponsors, and shall have no discretionary authority with respect to the administration or investment of any plan except to the extent expressly provided in this Charter or by express resolution of the Board of Directors. The Company is the sole fiduciary and plan sponsor. Furthermore, the Committee’s responsibilities and powers may be limited by plan documentation.

        The Finance Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

IV-2

APPENDIX V

MEREDITH CORPORATION
NOMINATING/GOVERNANCE COMMITTEE CHARTER

Purpose

        The Nominating/Governance Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; and (4) to recommend to the Board director nominees for each committee.

Committee Membership

        The Nominating/Governance Committee shall consist of no fewer than three members. The members of the Nominating/Governance Committee shall meet the independence requirements of the New York Stock Exchange. The members of the Nominating/Governance Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1.	The Nominating/Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating/Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.
2.	The Nominating/Governance Committee shall actively seek individuals qualified to become board members for recommendation to the Board.
3.	Nominating/Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year or at such other time as the Committee shall determine.
4.	Nominating/Governance Committee shall review and reassess the adequacy of the Corporate Governance Guidelines adopted by the Board for the corporation and recommend any proposed changes to the Board for approval.
5.	Nominating/Governance Committee may form and delegate authority to subcommittees when appropriate.
6.	Nominating/Governance Committee shall make regular reports to the Board.
7.	Nominating/Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating/Governance Committee shall annually review its own performance.

V-1

                          [MEREDITH CORPORATION LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                           MONDAY, NOVEMBER 10, 2003
                                   10:00 A.M.
                               1716 LOCUST STREET
                          DES MOINES, IOWA 50309-3023

This proxy card relates to shares you may hold in registered form (with respect to which your proxy is solicited) and/or shares you may hold through a retirement or stock purchase plan (with respect to which your voting instructions are requested) for the Annual Meeting of Shareholders to be held
November 10, 2003.

--------------------------------------------------------------------------------

MEREDITH CORPORATION
1716 LOCUST STREET
DES MOINES, IOWA 50309-3023         COMMON STOCK                           PROXY
--------------------------------------------------------------------------------
  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION

The undersigned hereby appoints WILLIAM T. KERR and ROBERT E. LEE, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meredith
Corporation to be held at 1716 Locust Street, Des Moines, IA 50309-3023 on
Monday, November 10, 2003, at 10:00 A.M., local time, and any adjournment(s)
thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the Meeting and/or at any adjournment(s) thereof, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

THE TABULATOR CANNOT VOTE YOUR SHARES UNLESS YOU VOTE IN ACCORDANCE WITH THE
                            INSTRUCTIONS PROVIDED.
--------------------------------------------------------------------------------
                        REQUEST FOR VOTING INSTRUCTIONS

         MEREDITH CORPORATION EMPLOYEE STOCK PURCHASE PLAN OF 2002 AND
                     MEREDITH SAVINGS AND INVESTMENT PLAN
VOTING INSTRUCTIONS TO TRUSTEE OF MEREDITH CORPORATION EMPLOYEE STOCK PURCHASE
                                 PLAN OF 2002
            AND TO TRUSTEE OF MEREDITH SAVINGS AND INVESTMENT PLAN

As a participant in the Meredith Corporation Employee Stock Purchase Plan of
2002 and/or the Meredith Savings and Investment Plan, you have the right to give instructions to the Plan Trustee(s) as to the voting of certain shares of
Meredith Corporation common stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any and all
adjournments or postponements of the Annual Meeting. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage-paid envelope. If your instructions are not received at least five days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted by the Trustees in their own discretion and in accordance with the
Employee Retirement Income Security Act of 1974 (ERISA).

                                SEE REVERSE SIDE

Dear Shareholder:

Please mark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to Meredith Corporation, c/o Shareowner
Services, P.O. Box 64873, St. Paul, MN 55164-0873.

                               PLEASE DETACH HERE

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

1. To elect four Class II directors NOMINEES: 01 Herbert M. Baum         [ ]  Vote FOR all       [ ]  WITHHOLD
   for terms expiring in 2006,                02 Frederick B. Henry           nominees listed         Authority
   as provided in the Bylaws of               03 William T. Kerr              (except as marked       For All
   the Company:                               04 Nicholas L. Reding           as contrary below)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,    ---------------------------------------
WRITE THE NUMBER(S) IN THE BOX PROVIDED.)                                  |                                     |
                                                                           ---------------------------------------

2.   To adopt amendments to the Restated Articles of Incorporation relating to limitation of liability of directors for monetary damages and indemnification of directors as permitted under the
     recently amended Iowa Business Corporation Act.                  [ ] For   [ ] Against    [ ] Abstain

THIS PROXY/VOTING INSTRUCTION WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED
OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.

Address Change? Mark Box   [ ]   Indicate changes below: DATE ________________________________ 2003

                                                              ---------------------------------------
                                                              |                                     |
                                                              ---------------------------------------
                                                              Signature(s) in Box
                                                              Please sign exactly as your name(s) appears on
                                                              Proxy. If held in joint tenancy,
                                                              all persons must sign. Trustees,
                                                              administrators, etc. should provide full name
                                                              of corporation and title of authorized
                                                              officer signing the proxy.

                          [MEREDITH CORPORATION LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                           MONDAY, NOVEMBER 10, 2003
                                   10:00 A.M.
                               1716 LOCUST STREET
                          DES MOINES, IOWA 50309-3023

This proxy card relates to shares you may hold in registered form (with respect to which your proxy is solicited) and/or shares you may hold through a retirement or stock purchase plan (with respect to which your voting instructions are requested) for the Annual Meeting of Shareholders to be held
November 10, 2003.

--------------------------------------------------------------------------------

MEREDITH CORPORATION
1716 LOCUST STREET
DES MOINES, IOWA 50309-3023       CLASS B COMMON STOCK                     PROXY
--------------------------------------------------------------------------------
  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION

The undersigned hereby appoints WILLIAM T. KERR and ROBERT E. LEE, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meredith
Corporation to be held at 1716 Locust Street, Des Moines, IA 50309-3023 on
Monday, November 10, 2003, at 10:00 A.M., local time, and any adjournment(s)
thereof, and to vote all shares of class B common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the Meeting and/or at any adjournment(s) thereof, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

THE TABULATOR CANNOT VOTE YOUR SHARES UNLESS YOU VOTE IN ACCORDANCE WITH THE
                            INSTRUCTIONS PROVIDED.
--------------------------------------------------------------------------------
                        REQUEST FOR VOTING INSTRUCTIONS

                     MEREDITH SAVINGS AND INVESTMENT PLAN
    VOTING INSTRUCTIONS TO TRUSTEE OF MEREDITH SAVINGS AND INVESTMENT PLAN

As a participant in the Meredith Savings and Investment Plan, you have the right to give instructions to the Plan Trustee(s) as to the voting of certain shares of Meredith Corporation class B common stock allocated to your account.
The voting of those shares will occur at the Annual Meeting of Shareholders or at any and all adjournments or postponements of the Annual Meeting. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage-paid envelope. If your instructions are not received at least five days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted by the Trustees in their own discretion and in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

                                SEE REVERSE SIDE

Dear Shareholder:

Please mark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to Meredith Corporation, c/o Shareowner
Services, P.O. Box 64873, St. Paul, MN 55164-0873.

                               PLEASE DETACH HERE

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

1. To elect four Class II directors NOMINEES: 01 Herbert M. Baum       [ ]  Vote FOR all     [ ]  WITHHOLD
   for terms expiring in 2006,                02 Frederick B. Henry         nominees listed       Authority
   as provided in the Bylaws of               03 William T. Kerr            (except as marked     For All
   the Company:                               04 Nicholas L. Reding         as contrary below)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,    ---------------------------------------
WRITE THE NUMBER(S) IN THE BOX PROVIDED.)                                  |                                     |
                                                                           ---------------------------------------
2.   To adopt amendments to the Restated Articles of Incorporation relating to limitation of liability of directors for monetary damages and indemnification of directors as permitted under the
     recently amended Iowa Business Corporation Act.                  [ ] For   [ ] Against    [ ] Abstain

THIS PROXY/VOTING INSTRUCTION WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
WILL BE VOTED FOR ITEMS 1 AND 2.

Address Change? Mark Box   [ ]   Indicate changes below: DATE ________________________________ 2003

                                                              ---------------------------------------
                                                              |                                     |
                                                              ---------------------------------------
                                                              Signature(s) in Box
                                                              Please sign exactly as your name(s) appears on
                                                              Proxy. If held in joint tenancy,
                                                              all persons must sign. Trustees,
                                                              administrators, etc. should provide full name
                                                              of corporation and title of authorized
                                                              officer signing the proxy.